iShares Trust

Screen #2 attachment for funds beyond series 99

100        ISHARES BARCLAYS INTERMEDIATE CREDIT BOND FUND      N
101        ISHARES BARCLAYS CREDIT BOND FUND                   N
102        ISHARES BARCLAYS INTERMEDIATE GOVT/CREDIT BOND      N
103        ISHARES BARCLAYS GOVERNMENT/CREDIT BOND FUND        N
106                ISHARES IBOXX $ HIGH YIELD CORPORATE BOND FUND   N
107                ISHARES BARCLAYS MBS BOND FUND   N
115                ISHARES S&P NATIONAL AMT-FREE MUNICIPAL BOND FUND   N
116                ISHARES S&P CALIFORNIA AMT-FREE MUNICIPAL BOND FUND N
117                ISHARES S&P NEW YORK AMT-FREE MUNICIPAL BOND FUND   N
147                ISHARES BARCLAYS AGENCY BOND FUND   N
148                ISHARES S&P S-T NATIONAL AMT-FREE MUNICIPAL BD FUND N
155                ISHARES 10+ YEAR CREDIT BOND FUND   N
156                ISHARES CORE LONG-TERM US BOND ETF                                                                                                   N

Please visit the iShares website for the most recent shareholder report if you need more information on any series higher than series 99. http://us.ishares.com/advisor_resources/resource_library/tax_legal_documents.htm